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                                                                    EXHIBIT 2.5

                         AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (the "Plan") is adopted as of April 27, 2001, by and between AIQ Acquisition Corp., a Minnesota corporation ("AIQ"), and Meteor Industries, Inc., a Colorado corporation ("METEOR").


         WHEREAS, AIQ is a corporation duly organized and existing under the laws of the State of Minnesota;

         WHEREAS, METEOR is a corporation duly organized and existing under the laws of the State of Colorado;

         WHEREAS, on the date hereof, AIQ has authority to issue 40,000,000 shares of undesignated capital stock, of which 1,000 shares of Common Stock, par value $.01 per share (the "Minnesota Common Stock") are issued and outstanding, all of which are owned by METEOR;


         WHEREAS, on the date hereof, AIQ also has authority to issue 365,000 shares of Series B Convertible Preferred Stock, par value $1.00 per share (the "Minnesota Preferred Stock"), none of which has been issued or is outstanding;


         WHEREAS, on the date hereof, METEOR has authority to issue 10,000,000 shares of Common Stock, par value $.001 per share (the "Colorado Common Stock"), of which 3,895,505 shares are issued and outstanding;


         WHEREAS, on the date hereof, METEOR has authority to issue 365,000 shares of Series B Convertible Preferred Stock, par value $1.00 per share (the "Colorado Preferred Stock"), of which 365,000 shares are issued and outstanding;


         WHEREAS, the respective boards of directors of AIQ and METEOR have determined that, for the purpose of effecting the reincorporation of METEOR in the State of Minnesota, it is advisable and in the best interests of such corporations and their respective shareholders that METEOR merge with and into AIQ upon the terms and conditions herein provided; and


         WHEREAS, the respective boards of directors of AIQ and METEOR have unanimously approved this Plan and have directed that this Plan be submitted to a vote of their respective shareholders.


         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, METEOR and AIQ hereby agree to merge as follows:

         1. Merger. Subject to the terms and conditions hereinafter set forth, METEOR shall be merged with and into AIQ, which shall be the surviving corporation in the merger (the "Merger"). The Merger shall be effective on the date and at the time properly executed articles of merger consistent with the terms of this Merger Agreement and Section 302A.615 of the Minnesota Business Corporations Act (the "MBCA") is filed with the Secretary of State of the State of Minnesota and a certificate of merger is also filed with the Secretary of the State of Colorado as required by Section 7-111-105 of the Colorado Business Corporations Act (the "Effective Time").

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         2.       Principal Office of AIQ.  The principal office of AIQ is 601
Carlson Parkway, Suite 1500, Minnetonka, Minnesota 55305.

         3. Corporate Documents. The Articles of Incorporation AIQ, as in effect immediately prior to the Effective Time, shall continue to be the Articles of Incorporation of AIQ as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of AIQ, as in effect immediately prior to the Effective Time, shall continue to be the Bylaws of AIQ as the Surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

         4. Directors and Officers. The directors and officers of METEOR at the Effective Time shall be and become directors and officers, holding the same titles and positions, of AIQ at the Effective Time, and after the Effective Time shall serve in accordance with the Bylaws of AIQ.

         5. Succession. At the Effective Time, AIQ shall succeed to METEOR in the manner of and as more fully set forth in Section 302A.641, Subdivisions 2 and 3 of the MBCA, and in Section 7-111-106 of the Colorado Business Corporations Act.

         6. Further Assurances. From time to time, as and when required by AIQ or by its successors and assigns, there shall be executed and delivered on behalf of METEOR such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confer of record or otherwise in METEOR the title to and possession of all the interests, assets, rights, privileges, immunities, powers, franchises and authority of METEOR, and otherwise to carry out the purposes and intent of this Merger Agreement, and the officers and directors of AIQ are fully authorized in the name and on behalf of METEOR or otherwise to take any and all such actions and to execute and deliver any and all such deeds and other instruments.

         7. Common Stock of METEOR. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Colorado Common Stock outstanding immediately prior thereto shall be changed and converted automatically into one fully paid and nonassessable share of Minnesota Common Stock.

         8. Preferred Stock of METEOR. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of Colorado Preferred Stock outstanding immediately prior thereto shall be changed and converted automatically into one fully paid and nonassessable share of Minnesota Preferred Stock.

         9. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Colorado Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Minnesota Common Stock into which the shares of the Colorado Common Stock represented by such certificates have been converted as herein provided. All of the outstanding certificates which prior to the Effective Time represented shares of Colorado Preferred Stock shall be deemed for all purposes

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to evidence ownership of and to represent shares of Minnesota Preferred Stock into which the shares of Colorado Preferred Stock have been converted as herein provided. The registered owner on the books and records of METEOR or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to AIQ or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Minnesota Common Stock or Minnesota Preferred Stock evidenced by such outstanding certificate as above provided.

         10. Options. Each option to purchase shares of Colorado Common Stock granted under METEOR's 1994 Stock Option Plan of METEOR (the "Option Plan") or its 1998 Incentive Equity Plan (the "Equity Plan"), which are outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Minnesota Common Stock at the same option price per share, and upon the same terms and subject to the same conditions as set forth in the Plan, as in effect immediately prior to the Effective Time. The same number of shares of Minnesota Common Stock shall be reserved for purposes of the Plan as is equal to the number of shares of Colorado Common Stock so reserved as of the Effective Time. As of the Effective Time, AIQ hereby assumes both the Option Plan and the Equity Plan and all obligations of METEOR under such plans, including all outstanding options, stock appreciation rights and other awards or portions thereof granted pursuant to such plans.

         11. Warrants of METEOR. Each warrant to purchase shares of Colorado Common Stock that are outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Minnesota Common Stock at the same exercise price per share, and upon the same terms and subject to the same conditions as set forth in each such warrant. The same number of shares of Minnesota Common Stock shall be reserved for issuance as is equal to the total number of shares of Colorado Common Stock issuable upon exercise of all of the warrants to purchase Colorado Common Stock outstanding at the Effective Time. At the Effective Time, AIQ assumes all of the obligations of METEOR under all such outstanding warrants to purchase Colorado Common Stock.

         12. Common Stock of AIQ. At the Effective Time, the previously outstanding 1,000 shares of Common Stock of AIQ registered in the name of METEOR and which shall, by reason of the Merger, be reacquired by AIQ, shall be retired and shall resume the status of authorized and unissued shares of Common Stock of AIQ, and no shares of Minnesota Common Stock or other securities of AIQ shall be issued in respect thereof.

         13. Amendment. At any time before or after approval by the shareholders of METEOR, this Plan may be amended in any manner (except that Sections 7 and 8 and any of the other principal terms may not be amended without the approval of the shareholders of METEOR) as may be determined in the judgment of the respective Boards of Directors of AIQ and METEOR to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

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         14.      Abandonment. This Merger Agreement and the Merger
contemplated hereby are subject to approval by the holders of a majority of the outstanding shares of Colorado Common Stock and Colorado Preferred Stock; this Agreement shall be terminated and the Merger shall be abandoned unless they shall have so approved on or before April 16, 2001. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger contemplated hereby may be abandoned by the Board of Directors of either METEOR or AIQ or both, notwithstanding approval of this Merger Agreement by the sole shareholder of AIQ or the shareholders of METEOR, or both.

         15. Rights and Duties of AIQ. At the Effective Time and for all purposes the separate existence of METEOR shall cease and shall be merged with and into AIQ which, as the surviving corporation, shall thereupon and thereafter possess all the rights, privileges, immunities, licenses and franchises (whether of a public or private nature) of METEOR; and all property (real, personal and mixed), all debts due on whatever account, all choses in action, and all and every other interest of or belonging to or due to METEOR shall continue and be taken and deemed to be transferred to and vested in AIQ without further act or deed; and the title to any real estate, or any interest therein, vested in METEOR shall not revert or be in any way impaired by reason of such Merger; and AIQ shall thenceforth be responsible and liable for all the liabilities and obligations of METEOR; and, to the extent permitted by law, any claim existing, or action or proceeding pending, by or against METEOR may be prosecuted as if the Merger had not taken place, or AIQ may be substituted in the place of such corporation. Neither the rights of creditors nor any liens upon the property of METEOR shall be impaired by the Merger. If at any time AIQ shall consider or be advised that any further assignment or assurances in law or any other actions are necessary or desirable to vest the title of any property or rights of METEOR in AIQ according to the terms hereof, the officers and directors of AIQ are empowered to execute and make all such proper assignments and assurances and do any and all other things necessary or proper to vest title to such property or other rights in AIQ, and otherwise to carry out the purposes of this Merger Agreement.

         16. Consent to Service of Process. AIQ hereby irrevocably appoints the Secretary of the State of Colorado and the successors of such officer its attorney in the State of Colorado upon whom may be served any notice, process or pleading in any action or proceeding against it to enforce against AIQ any obligation of METEOR or to enforce the rights of a dissenting shareholder of METEOR.

         IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been duly approved by resolution of the Boards of Directors of METEOR and AIQ, has been executed on behalf of each of said two corporations by their respective duly authorized officers.

METEOR INDUSTRIES, INC.,                    AIQ ACQUISITION CORP.,
a Colorado corporation                      a Minnesota corporation


By:    /s/ Edward J. Names                  By:    /s/ Edward J. Names
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         Edward J. Names                             Edward J. Names
         President and CEO                           Chief Executive Officer



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